Exhibit A-37

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “PATHMARK STORES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 2000, AT 9:01 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2003, AT 10:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE SEVENTEENTH DAY OF JANUARY, A.D. 2003, AT 12 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2006, AT 11:36 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRD DAY OF DECEMBER, A.D. 2007, AT 10 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 2008, AT 4:11 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF AUGUST, A.D. 2010, AT 10:27 O’CLOCK A.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
2128334 8100X	AUTHENTICATION:	8418769
101175383	DATE:	12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PATHMARK STORES, INC.

Pursuant to the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware (the “DGCL”), Pathmark Stores, Inc., a corporation organized and existing under and by virtue of the DGCL (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Pathmark Stores, Inc.

SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on June 5, 1987. The Certificate of Incorporation was restated on June 20, 1997. The original name of the corporation was SMG Intermediate Holdings Corporation XV

THIRD: This Amended and Restated Certificate of Incorporation amends and restates the Restated Certificate of Incorporation, as amended to date, and has been duly adopted in accordance with Sections 242, 245 and 303 of the DGCL, pursuant to the authority granted to the Corporation prior to reorganization (the “Debtor”) under Section 303 of the DGCL to put into effect and carry out the Debtor’s Joint Plan of Reorganization (the “Plan”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). Provision for the making of this Amended and Restated Certificate of Incorporation is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

The Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:

ARTICLE I

NAME

The name of the Corporation is Pathmark Stores, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Rd., Ste 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

CORPORATE PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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ARTICLE IV

CAPITAL STOCK

A. Authorized Shares. The total number of shares of capital stock that the Corporation shall have the authority to issue is 105,000,000, of which (i) 100,000,000 shares shall be shares of Common Stock with a par value of $0.01 per share (the “Common Stock”) and (ii) 5,000,000 shares shall be shares of Preferred Stock with a par value of $0.01 per share (the “Preferred Stock”).

B. Common Stock. The following is a statement of the powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock of the Corporation:

Holders of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore and shall be entitled, after payment of all prior claims, to receive ratably all assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

Holders of Common Stock shall have no redemption, conversion or preemptive rights to purchase or subscribe for securities of the Corporation.

C. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for such class or series the voting powers (if any) and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL.

ARTICLE V

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be fixed in the manner provided in the Amended and Restated By-Laws of the Corporation.

ARTICLE VI

POWERS OF BOARD OF DIRECTORS

In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend or repeal the Amended and Restated By-Laws of the Corporation.

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ARTICLE VII

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the DGCL. No amendment to the DGCL that further limits the act or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

ARTICLE IX

INDEMNITY

A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

C. Notwithstanding the other provisions of this Article, to the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Paragraphs A and B hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

D. Any indemnification under Paragraphs A and B hereof (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstance because the person has met the applicable standard of conduct set forth in Paragraphs A and B hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

E. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

F. Any indemnification under Paragraphs A, B and C hereof, or advance of expenses under Paragraph E hereof, shall be made promptly, and in any event within 60 days, upon the written notice of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or

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agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Paragraph E hereof where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Paragraph A or B hereof, but the burden of proving such defense shall be on the Corporation. Neither failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph A or B hereof, nor the fact that there has been actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

G. The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

H. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

I. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

J. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

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ARTICLE X

BANKRUPTCY MATTERS

Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Plan) under the Plan shall not issue nonvoting equity securities in connection with the Plan and shall comply, to the extent applicable, with Section 1123(a)(6) of the Bankruptcy Code. After the Effective Date (as defined in the Plan), this Article XI may be amended or repealed by the affirmative vote of a majority of the outstanding stock entitled to vote thereon in accordance with Section 242 of the DGCL.

ARTICLE XI

CANCELLATION OF PRE-PETITION CAPITAL STOCK

All shares of capital stock of the Corporation that are authorized, issued and outstanding, as well as any options, warrants, calls, subscriptions or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Corporation to issue, transfer or sell any shares of capital stock, prior to the filing of this Amended and Restated Certificate of Incorporation shall be canceled on the Effective Date (as defined in the Plan), and the holders thereof shall have no further rights with respect thereto, except as provided in the Plan.

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Marc Strassler, its Senior Vice President this 16th day of September, 2000.

PATHMARK STORES, INC.

By:	/s/ Marc Strassler
	Name:	Marc Strassler
	Title:	Senior Vice President

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

BUCKS STUART, INC.

WITH AND INTO

PATHMARK STORES, INC.

Pursuant to Section 253 of the General Corporation Law

of the State of Delaware

Pathmark Stores, Inc., a Delaware corporation (the “Corporation”), HEREBY CERTIFIES AS FOLLOWS:

FIRST: The Corporation is a corporation incorporated on June 5, 1987, under the laws of the State of Delaware.

SECOND: The Corporation owns all the outstanding capital stock of Bucks Stuart, Inc., a corporation incorporated on June 16, 1970, under the laws of the Commonwealth of Pennsylvania (“Bucks Stuart”); and

THIRD: The Corporation, by the following resolutions of its Board of Directors, duly adopted by Unanimous Written Consent of its directors, filed with the minutes of its Board of Directors as of November 26, 2002 and determined to merge Bucks Stuart with and into the Corporation:

RESOLVED, that the Corporation merge Bucks Stuart, Inc., a Pennsylvania corporation (“Bucks Stuart”) with and into the Corporation pursuant to a Plan of Merger dated November 26, 2002 (“Merger”);

RESOLVED, that the Merger will be effective on January 17, 2003 at 12:00 p.m. (the “Effective Time”);

RESOLVED, that at the Effective Time of the Merger, each share of the Common Stock, par value $10 per share, of Bucks Stuart which is issued and outstanding immediately prior to such Effective Time, shall be deemed canceled;

RESOLVED, that, at the Effective Time, each share of the Common Stock, par value $.01 per share, of the Corporation which is issued and outstanding immediately prior to such Effective Time, shall remain outstanding following such Effective Time;

RESOLVED, that, at the Effective Time, the separate existence of Bucks Stuart shall cease, Bucks Stuart shall be merged with and into the Corporation, which shall be the surviving corporation (the “Surviving Corporation”), and the Surviving Corporation, without further action, shall possess all the rights, privileges, powers and franchises, public and private, of both the Corporation and Bucks Stuart, and shall be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of both the Corporation and Bucks Stuart;

RESOLVED, that the Certificate of Incorporation and By-Laws of the Corporation, as in effect immediately prior to each Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended, as provided by law or such Certificate of Incorporation;

RESOLVED, that the directors and officers of the Corporation as of each Effective Time shall be the directors and officers of the Surviving Corporation, until their successors are duly elected and approved; and

RESOLVED, that the proper officers of the Corporation and its Board of Directors be, and each of them acting alone hereby is, authorized to take all such further action and to prepare, execute, deliver and file all such agreements, instruments, documents and certificates (including, without limitation, memoranda of contribution) in the name and on behalf of the Corporation, under its corporate seal or otherwise, and to incur and to pay all such fees and expenses as they, or any one of them, shall deem necessary, proper or advisable in order to carry out the intent and effectuate the purpose of the foregoing resolutions.

[SPACE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by Marc Strassler, its Senior Vice President, and attested by David Cherna, its Assistant Secretary, as of this 14th day of January, 2003.

PATHMARK STORES, INC.

By:	/s/ Marc Strassler
Marc Strassler
Senior Vice President

ATTEST:

/s/ David Cherna
David Cherna
Assistant Secretary

3

CERTIFICATE OF MERGER

MERGING

PTMK LLC

INTO

PATHMARK STORES, INC.

Pathmark Stores, Inc., a Delaware corporation, does hereby certify that:

FIRST: The name and state of domicile of each of the constituent entities in the merger are as follows:

Name	State of Domicile

PTMK LLC	Delaware

Pathmark Stores, Inc.	Delaware

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the surviving corporation is Pathmark Stores, Inc.

FOURTH: The Amended and Restated Certificate of Incorporation of Pathmark Stores, Inc. prior to the merger shall be the Amended and Restated Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Merger Agreement is on file at an office of the surviving corporation. The address of such office is: 200 Milik Street, Carteret, NJ 07008.

SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporation and any member of the constituent limited liability company.

[Signature page follows.]

#33095

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Certificate of Merger to be executed by a duly authorized officer as of December 20, 2006.

PATHMARK STORES, INC.

By:	/s/ Marc Strassler
	Name:	Marc Strassler
	Title:	Senior Vice President

#33095

CERTIFICATE OF MERGER

OF

SAND MERGER CORP.

WITH AND INTO

PATHMARK STORES, INC.

(Under Section 251 of the Delaware General Corporation Law)

Pathmark Stores, Inc., a Delaware corporation, does hereby certify to the following facts relating to the merger of Sand Merger Corp. with and into Pathmark Stores, Inc. (the “Merger”):

FIRST: The name and state of incorporation of each of the constituent corporations to the Merger are:

(a)	Sand Merger Corp., a Delaware corporation (“Merger Sub”); and

(b)	Pathmark Stores, Inc., a Delaware corporation (“Pathmark”).

SECOND: An Agreement and Plan of Merger, dated as of March 4, 2007, as amended to date (the “Merger Agreement”), by and among The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Parent”), Merger Sub, a wholly owned subsidiary of Parent, and Pathmark, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the Delaware General Corporation Law (the “DGCL”).

THIRD: The name of the surviving corporation will be Pathmark Stores, Inc.

FOURTH: The certificate of incorporation of Pathmark as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation: 200 Milik Street, Carteret, New Jersey 07008.

SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either Merger Sub or Pathmark.

SEVENTH: This Certificate of Merger and the Merger provided for herein between the constituent corporations shall be effective at the time of filing of this Certificate of Merger with the Secretary of State of Delaware.

(Signature page follows)

IN WITNESS WHEREOF, this Certificate of Merger has been signed on behalf of the surviving corporation to the Merger by a duly authorized officer on December 3, 2007.

PATHMARK STORES, INC.

/s/ Marc Strassler
Name:	Marc A. Strassler
Title:	Senior Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of PATHMARK STORES, INC., a Delaware Corporation, on this 7TH day of FEB, A.D. 2008, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1220 N. MARKET ST. SUITE 806 Street, in the City of WILMINGTON, County of NEW CASTLE Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 7TH day of FEB, A.D., 08.

By:	/s/ Christopher McGarry
Authorized Officer

Name:	Christopher McGarry
Print or Type

Title:	President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of PATHMARK STORES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “IV CAPITAL STOCK” so that, as amended, said Article shall be and read as follows:

A. Authorized Shares. The total number of shares of capital stock that the Corporation shall have the authority to issue is 3,000 of which (i) 2,500 shares shall be shares of Common Stock with a par value of $0.01 per share (the “Common Stock”); and (ii) 500 shares shall be shares of Preferred Stock with a par value of $0.01 per share (the “Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28 day of July, 2010.

By:	/s/ Christopher McGarry
Authorized Officer
Title:	Vice President & Secretary

Name:	Christopher W. McGarry
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